Exhibit 99.1

NEWS

CONTACT:	Mike Keim
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2511, keimm@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA – UNIVEST

BANK AND TRUST CO. – REPORTS FOURTH QUARTER AND YEAR END EARNINGS

SOUDERTON, Pa., January 22, 2014 – Univest Corporation of Pennsylvania (“Univest”) (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced financial results for the quarter and year ended December 31, 2013. Univest reported net income of $4.9 million or $0.30 diluted earnings per share for the quarter ended December 31, 2013, a 3% decrease from reported net income of $5.1 million or $0.30 diluted earnings per share for the quarter ended December 31, 2012. Net income for the year ended December 31, 2013 was $21.2 million or $1.27 diluted earnings per share, a 2% increase in net income compared to $20.9 million or $1.24 diluted earnings per share for the comparable period in the prior year.

Loans

Gross loans and leases increased $15.2 million or 1% from September 30, 2013 and $59.6 million or 4% from December 31, 2012. The growth in loans from September 30, 2013 and the prior year-end occurred in commercial and residential real estate loans and equipment financing. While the longer-term economic outlook remains positive, household income and spending levels continue to remain stagnant. In the short-term, we anticipate that this will restrain overall credit demand and the utilization of available credit lines by both businesses and consumers.

Deposits

Total deposits declined $44.5 million from September 30, 2013 primarily due to a decrease in public funds and deposits holding trust customer funds that were invested by Univest’s trust department in third party funds. Total deposits declined $20.8 million from December 31, 2012, primarily due to a $60.7 million decrease in time deposits and a $52.8 million decrease in interest-bearing deposits holding trust customer funds which were invested in third party funds. These declines were partially offset by a $42.8 million increase in noninterest-bearing demand deposits and a product change for existing business and municipal customers which resulted in $68.1 million of customer repurchase agreements, classified as borrowings, being transferred to interest-bearing demand deposits.

Net Interest Income and Margin

Net interest income of $18.1 million for the fourth quarter of 2013 was consistent with the fourth quarter of 2012. The net interest margin on a tax-equivalent basis for the fourth quarter of 2013 was 3.82%, compared to 3.83% for the third quarter of 2013 and 3.80% for the fourth quarter of 2012. While the tax-equivalent yield on average interest-earning assets declined 13 basis points for the fourth quarter of 2013 compared to the same period in the prior year, the rate on interest-bearing liabilities for the same comparable period was down 17 basis points. The decline in rate on interest-bearing liabilities is attributable to Univest’s decision in the second quarter of 2013 to redeem its trust preferred securities and terminate the related interest rate swap and an overall decline in rates paid on time and interest bearing deposits.

Net interest income of $72.5 million for the year ended December 31, 2013 was consistent with the same period in 2012. The net interest margin on a tax-equivalent basis for the year ended December 31, 2013 was 3.81% compared to 3.89% for the year ended December 31, 2012. The decline in the year-to-date net interest margin from the prior year was primarily due to the re-investment of maturing and called investment securities into lower yielding investments. In addition, lower rates on commercial and residential real estate loans, due to re-pricing and the competitive environment, contributed to the decline. Favorable re-pricing of savings accounts and certificates of deposit, along with maturities of higher yielding certificates of deposit and the redemption of the trust preferred securities and termination of the related interest rate swap partially offset the decline in the year-to-date net interest margin.

Non-Interest Income

Non-interest income for the quarter ended December 31, 2013 was $11.1 million, an increase of $738 thousand or 7% from the comparable period in the prior year. Non-interest income for the year ended December 31, 2013 was $46.8 million, an increase of $6.5 million or 16% from the comparable period in the prior year. Insurance commission and fee income increased $313 thousand for the quarter and $1.7 million for the year ended December 31, 2013, primarily a result of the acquisitions of the John T. Fretz Insurance Agency, Inc. on May 1, 2013 and Javers Group on May 31, 2012. Investment advisory commission and fee income increased $362 thousand for the quarter and $1.5 million for the year ended December 31, 2013 as assets under supervision increased 22%, predominately market driven, over December 31, 2012. The net gain on sales of securities increased $425 thousand for the quarter and $3.1 million for the year ended December 31, 2013. The net gain on sales of other real estate owned was $176 thousand for the quarter resulting from an update to the usability of the property and $626 thousand for the year ended December 31, 2013. This compares favorably to a net loss on sales and write-downs of other real estate owned of $181 thousand and $1.9 million, respectively, for the comparable periods in the prior year.

These favorable increases were partially offset by a $1.9 million loss on the termination of an interest rate swap during the second quarter of 2013, which was used as a hedge of trust preferred securities. In addition, the net gain on mortgage banking activities decreased $1.1 million for the quarter and $1.6 million for the year ended December 31, 2013. The increase in interest rates beginning in the second quarter of 2013 contributed to a significant decline in refinance activity and lowered gain on sale margins. Mortgage banking funded loan volume declined 69% in the fourth quarter of 2013 and 18% for the year ended December 31, 2013, from the comparable periods in 2012.

Non-Interest Expense

Non-interest expense for the fourth quarter of 2013 was $21.6 million, an increase of $1.9 million or 10% compared to the fourth quarter of 2012. Salaries and benefits expense increased $1.4 million primarily attributable to the Fretz acquisition, higher health insurance costs, performance-based salary and incentive increases and lower deferred loan origination costs. Other expenses increased primarily due to increased professional fees.

Non-interest expense for the year ended December 31, 2013 was $81.1 million, an increase of $4.9 million or 6% from the comparable period in the prior year. Salaries and benefits expense increased $2.2 million primarily attributable to the Fretz and Javers acquisitions, higher health insurance costs and performance-based salary and incentive increases. Commission expense increased $1.5 million mainly due to increased production activity and revenues generated in our equipment finance, investment and insurance businesses. Additionally, non-interest expense increased due to restructuring charges of $534 thousand recognized during the first quarter of 2013.

Asset Quality and Provision for Loan and Lease Losses

Non-accrual loans and leases, including non-accrual troubled debt restructured loans, decreased to $23.2 million at December 31, 2013, from $24.0 million at September 30, 2013 and $32.1 million at December 31, 2012. The $8.9 million decrease in non-accrual loans from December 31, 2012 was mainly due to charge-offs, foreclosures and pay-downs exceeding additions to non-accrual loans. Net loan and lease charge-offs were $2.0 million during the fourth quarter of 2013, down from $4.7 million for the fourth quarter of 2012. Non-accrual loans and leases as a percentage of total loans and leases held for investment were 1.51% at December 31, 2013 compared to 1.57% at September 30, 2013 and 2.17% at December 31, 2012.

Accruing troubled debt restructured loans decreased to $7.9 million at December 31, 2013 from $14.1 million at September 31, 2013 and $13.5 million at December 31, 2012. The decreases of $6.2 million and $5.6 million in accruing troubled debt restructured loans for the periods noted was primarily due to the payoff in December 2013 of a large shared national commercial real estate credit with an outstanding principal balance of $5.8 million.

The provision for loan and lease losses was $1.6 million for the fourth quarter of 2013, compared to $2.4 million for the fourth quarter of 2012. The provision for loan and lease losses was $11.2 million for the year ended December 31, 2013, compared to $10.0 million for the same period in the prior year. The allowance for loan and lease losses as a percentage of loans and leases held for investment was 1.59% at December 31, 2013 compared to 1.63% at September 30, 2013 and 1.67% at December 31, 2012. The allowance for loan and lease losses to nonaccrual loans and leases held for investment equaled 105.42% at December 31, 2013 compared to 103.59% at September 30, 2013 and 77.01% at December 31, 2012.

Capital

Univest continues to remain well-capitalized at December 31, 2013. Total risk-based capital at December 31, 2013 was 13.90%, well in excess of the regulatory minimum for well capitalized status of 10%.

Dividend

On November 27, 2013, Univest declared a quarterly cash dividend of $0.20 per share, payable on January 2, 2014. This represented a 3.88% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

About Univest Corporation of Pennsylvania

Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary, Univest Bank and Trust Co., has $2.2 billion in assets and $2.6 billion in assets under management and supervision through its Wealth Management lines of business. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of 40 offices in southeastern Pennsylvania extending to the Lehigh Valley, Maryland and online at www.univest.net.

# # #

This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

December 31, 2013

(Dollars in thousands)

Balance Sheet (Period End)	12/31/13	09/30/13	06/30/13	03/31/13	12/31/12
Assets	$2,191,559	$2,252,996	$2,255,601	$2,263,036	$2,304,841
Investment securities	402,284	462,573	485,460	508,751	499,579
Loans held for sale	2,267	3,489	3,609	3,606	4,530
Loans and leases held for investment, gross	1,541,484	1,526,241	1,499,993	1,487,375	1,481,862
Allowance for loan and lease losses	24,494	24,835	24,718	25,222	24,746
Loans and leases held for investment, net	1,516,990	1,501,406	1,475,275	1,462,153	1,457,116
Total deposits	1,844,498	1,889,046	1,873,051	1,814,610	1,865,333
Noninterest-bearing deposits	411,714	394,983	398,906	380,447	368,948
NOW, money market and savings	1,161,995	1,204,281	1,175,129	1,127,643	1,164,874
Time deposits	270,789	289,782	299,016	306,520	331,511
Borrowings	37,256	46,733	66,007	124,895	117,276
Shareholders’ equity	280,506	274,754	279,588	284,784	284,277

Balance Sheet (Average)	For the three months ended,					For the twelve months ended,
	12/31/13	09/30/13	06/30/13	03/31/13	12/31/12	12/31/13	12/31/12
Assets	$2,208,995	$2,233,124	$2,251,298	$2,233,147	$2,264,863	$2,231,333	$2,208,493
Investment securities	447,672	479,442	495,154	497,032	499,017	479,689	470,473
Loans and leases, gross	1,527,330	1,506,850	1,478,309	1,484,043	1,478,156	1,499,351	1,465,448
Deposits	1,858,905	1,875,578	1,812,100	1,790,108	1,823,707	1,833,358	1,761,676
Shareholders’ equity	275,983	280,245	284,491	285,558	286,980	281,539	282,286

Asset Quality Data (Period End)
	12/31/13	09/30/13	06/30/13	03/31/13	12/31/12

Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$23,235	$23,974	$25,207	$28,887	$32,132
Accruing loans and leases 90 days or more past due	413	1,954	521	366	441
Accruing troubled debt restructured loans and leases	7,943	14,106	13,696	13,037	13,457
Other real estate owned	1,650	1,650	1,650	3,616	1,607
Nonperforming assets	33,241	41,684	41,074	45,906	47,637
Allowance for loan and lease losses	24,494	24,835	24,718	25,222	24,746
Nonaccrual loans and leases / Loans and leases held for investment	1.51%	1.57%	1.68%	1.94%	2.17%
Nonperforming loans and leases / Loans and leases held for investment	2.05%	2.62%	2.63%	2.84%	3.11%
Allowance for loan and lease losses / Loans and leases held for investment	1.59%	1.63%	1.65%	1.70%	1.67%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	105.42%	103.59%	98.06%	87.31%	77.01%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	77.53%	62.03%	62.70%	59.64%	53.76%

	For the three months ended,					For the twelve months ended,
	12/31/13	09/30/13	06/30/13	03/31/13	12/31/12	12/31/13	12/31/12
Net loan and lease charge-offs	$1,955	$3,977	$3,950	$1,598	$4,732	$11,480	$15,159
Net loan and lease charge-offs (annualized)/Average loans and leases	0.51%	1.05%	1.07%	0.44%	1.27%	0.77%	1.03%

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

December 31, 2013

(Dollars in thousands, except per share data)

	For the three months ended,					For the twelve months ended,
For the period:	12/31/13	09/30/13	06/30/13	03/31/13	12/31/12	12/31/13	12/31/12
Interest income	$19,172	$19,457	$19,461	$19,489	$19,988	$77,579	$80,654
Interest expense	1,080	1,138	1,353	1,546	1,838	5,117	8,174

Net interest income	18,092	18,319	18,108	17,943	18,150	72,462	72,480
Provision for loan and lease losses	1,614	4,094	3,446	2,074	2,382	11,228	10,035

Net interest income after provision	16,478	14,225	14,662	15,869	15,768	61,234	62,445
Noninterest income:
Trust fee income	2,054	1,736	1,779	1,734	1,902	7,303	6,777
Service charges on deposit accounts	1,118	1,149	1,098	1,086	1,128	4,451	4,429
Investment advisory commission and fee income	1,769	1,536	1,811	1,701	1,407	6,817	5,363
Insurance commission and fee income	2,391	2,513	2,598	2,718	2,078	10,220	8,531
Bank owned life insurance income	496	1,555	413	504	365	2,968	2,670
Net gain on sales of investment securities	439	1,426	1,339	185	14	3,389	292
Net gain on mortgage banking activities	476	935	1,416	1,696	1,571	4,523	6,088
Net gain (loss) on sales and write downs of other real estate owned	176	198	252	—	(181)	626	(1,904)
Loss on termination of interest rate swap	—	—	(1,866)	—	—	(1,866)	—
Other income	2,197	2,154	2,151	1,851	2,094	8,353	8,014

Total noninterest income	11,116	13,202	10,991	11,475	10,378	46,784	40,260
Noninterest expense:
Salaries and benefits	10,542	9,761	9,359	9,860	9,121	39,522	37,306
Commissions	1,983	2,026	2,388	2,115	2,042	8,512	6,981
Premises and equipment	2,836	2,697	2,620	2,581	2,664	10,734	10,202
Deposit insurance premiums	380	381	400	392	410	1,553	1,689
Restructuring charges	—	(5)	—	539	—	534	—
Other expense	5,882	5,128	4,519	4,749	5,475	20,278	20,104

Total noninterest expense	21,623	19,988	19,286	20,236	19,712	81,133	76,282

Income before taxes	5,971	7,439	6,367	7,108	6,434	26,885	26,423
Income taxes	1,049	1,400	1,537	1,710	1,358	5,696	5,551

Net income	$4,922	$6,039	$4,830	$5,398	$5,076	$21,189	$20,872

Per common share data:
Book value per share	$17.22	$16.87	$16.76	$16.99	$16.95	$17.22	$16.95
Net income per share:
Basic	$0.30	$0.36	$0.29	$0.32	$0.30	$1.28	$1.25
Diluted	$0.30	$0.36	$0.29	$0.32	$0.30	$1.27	$1.24
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.80	$0.80
Weighted average shares outstanding	16,283,466	16,657,916	16,696,362	16,788,152	16,765,199	16,605,232	16,761,184
Period end shares outstanding	16,287,812	16,288,597	16,683,009	16,762,695	16,770,232	16,287,812	16,770,232

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

December 31, 2013

	For the three months ended,					For the twelve months ended,
Profitability Ratios (annualized)	12/31/13	09/30/13	06/30/13	03/31/13	12/31/12	12/31/13	12/31/12

Return on average assets	0.88%	1.07%	0.86%	0.98%	0.89%	0.95%	0.95%
Return on average shareholders’ equity	7.08%	8.55%	6.81%	7.67%	7.04%	7.53%	7.39%
Net interest margin (FTE)	3.82%	3.83%	3.78%	3.82%	3.80%	3.81%	3.89%
Efficiency ratio (1)	70.43%	59.53%	63.24%	65.61%	65.93%	64.59%	64.09%

Capitalization Ratios

Dividends declared to net income	66.17%	55.24%	69.05%	62.21%	66.06%	62.70%	64.25%
Shareholders’ equity to assets (Period End)	12.80%	12.20%	12.40%	12.58%	12.33%	12.80%	12.33%
Tangible common equity to tangible assets	10.10%	9.55%	9.76%	10.08%	9.88%	10.10%	9.88%

Regulatory Capital Ratios (Period End) (2)
Tier 1 leverage ratio	10.85%	10.63%	10.61%	11.71%	11.47%	10.85%	11.47%
Tier 1 risk-based capital ratio	12.63%	12.47%	12.67%	14.10%	14.35%	12.63%	14.35%
Total risk-based capital ratio	13.90%	13.73%	13.95%	15.37%	15.62%	13.90%	15.62%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.
(2)	In accordance with regulatory guidance, the trust preferred securities were removed from Tier 1 Capital at June 30, 2013.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
	For the Three Months Ended December 31,
Tax Equivalent Basis	2013			2012
	Average Balance	Income/ Expense	Average Rate	Average Balance	Income/ Expense	Average Rate
Assets:
Interest-earning deposits with other banks	$30,412	$20	0.26%	$43,538	$43	0.39%
U.S. Government obligations	161,491	421	1.03	173,458	519	1.19
Obligations of state and political subdivisions	111,705	1,489	5.29	121,062	1,577	5.18
Other debt and equity securities	174,476	816	1.86	204,497	844	1.64

Total interest-earning deposits and investments	478,084	2,746	2.28	542,555	2,983	2.19

Commercial, financial, and agricultural loans	379,539	3,865	4.04	447,619	4,944	4.39
Real estate—commercial and construction loans	598,065	6,971	4.62	533,178	6,809	5.08
Real estate—residential loans	275,158	2,542	3.67	260,787	2,555	3.90
Loans to individuals	41,496	608	5.81	42,844	624	5.79
Municipal loans and leases	162,187	2,026	4.96	132,187	1,781	5.36
Lease financings	70,885	1,643	9.20	61,541	1,465	9.47

Gross loans and leases	1,527,330	17,655	4.59	1,478,156	18,178	4.89

Total interest-earning assets	2,005,414	20,401	4.04	2,020,711	21,161	4.17

Cash and due from banks	32,149			73,812
Reserve for loan and lease losses	(25,198)			(27,988)
Premises and equipment, net	33,965			33,625
Other assets	162,665			164,703

Total assets	$2,208,995			$2,264,863

Liabilities:
Interest-bearing checking deposits	$312,641	$45	0.06	$236,752	$39	0.07
Money market savings	324,564	83	0.10	370,894	118	0.13
Regular savings	534,114	79	0.06	523,569	156	0.12
Time deposits	278,005	865	1.23	339,901	1,194	1.40

Total time and interest-bearing deposits	1,449,324	1,072	0.29	1,471,116	1,507	0.41

Short-term borrowings	42,220	8	0.08	101,607	31	0.12
Subordinated notes and capital securities	—	—	—	21,365	300	5.59

Total borrowings	42,220	8	0.08	122,972	331	1.07

Total interest-bearing liabilities	1,491,544	1,080	0.29	1,594,088	1,838	0.46

Demand deposits, non-interest bearing	409,581			352,591
Accrued expenses and other liabilities	31,887			31,204

Total liabilities	1,933,012			1,977,883

Shareholders’ Equity:
Common stock	91,332			91,332
Additional paid-in capital	65,224			64,769
Retained earnings and other equity	119,427			130,879

Total shareholders’ equity	275,983			286,980

Total liabilities and shareholders’ equity	$2,208,995			$2,264,863

Net interest income		$19,321			$19,323

Net interest spread			3.75			3.71
Effect of net interest-free funding sources			0.07			0.09

Net interest margin			3.82%			3.80%

Ratio of average interest-earning assets to average interest-bearing liabilities	134.45%			126.76%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the three months ended December 31, 2013 and 2012 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
	For the Twelve Months Ended December 31,
Tax Equivalent Basis	2013			2012
	Average Balance	Income/ Expense	Average Rate	Average Balance	Income/ Expense	Average Rate
Assets:
Interest-earning deposits with other banks	$46,469	$126	0.27%	$52,387	$164	0.31%
U.S. Government obligations	172,414	1,870	1.08	154,715	2,038	1.32
Obligations of state and political subdivisions	118,235	6,263	5.30	119,993	6,669	5.56
Other debt and equity securities	189,040	3,562	1.88	195,765	3,913	2.00

Total interest-earning deposits and investments	526,158	11,821	2.25	522,860	12,784	2.45

Commercial, financial, and agricultural loans	403,993	16,958	4.20	445,883	19,367	4.34
Real estate—commercial and construction loans	577,230	27,546	4.77	530,633	27,550	5.19
Real estate—residential loans	261,704	9,896	3.78	253,486	10,373	4.09
Loans to individuals	42,339	2,392	5.65	43,562	2,480	5.69
Municipal loans and leases	145,463	7,360	5.06	133,212	7,231	5.43
Lease financings	68,622	6,381	9.30	58,672	5,709	9.73

Gross loans and leases	1,499,351	70,533	4.70	1,465,448	72,710	4.96

Total interest-earning assets	2,025,509	82,354	4.07	1,988,308	85,494	4.30

Cash and due from banks	32,854			49,362
Reserve for loan and lease losses	(25,519)			(30,771)
Premises and equipment, net	33,197			34,079
Other assets	165,292			167,515

Total assets	$2,231,333			$2,208,493

Liabilities:
Interest-bearing checking deposits	$286,487	$164	0.06	$230,031	$177	0.08
Money market savings	319,958	314	0.10	330,839	509	0.15
Regular savings	536,701	313	0.06	510,005	790	0.15
Time deposits	299,792	3,795	1.27	363,225	5,162	1.42

Total time and interest-bearing deposits	1,442,938	4,586	0.32	1,434,100	6,638	0.46

Short-term borrowings	72,211	48	0.07	108,023	326	0.30
Long-term debt	—	—	—	109	4	3.67
Subordinated notes and capital securities	10,710	483	4.51	21,921	1,206	5.50

Total borrowings	82,921	531	0.64	130,053	1,536	1.18

Total interest-bearing liabilities	1,525,859	5,117	0.34	1,564,153	8,174	0.52

Demand deposits, non-interest bearing	390,420			327,576
Accrued expenses and other liabilities	33,515			34,478

Total liabilities	1,949,794			1,926,207

Shareholders’ Equity:
Common stock	91,332			91,332
Additional paid-in capital	64,874			64,517
Retained earnings and other equity	125,333			126,437

Total shareholders’ equity	281,539			282,286

Total liabilities and shareholders’ equity	$2,231,333			$2,208,493

Net interest income		$77,237			$77,320

Net interest spread			3.73			3.78
Effect of net interest-free funding sources			0.08			0.11

Net interest margin			3.81%			3.89%

Ratio of average interest-earning assets to average interest-bearing liabilities	132.75%			127.12%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the twelve months ended December 31, 2013 and 2012 have been calculated using the Corporation’s federal applicable rate of 35.0%.